Exhibit 10.1

AMENDMENT TO THE

ALLIANT ENERGY DEFINED CONTRIBUTION

SUPPLEMENTAL RETIREMENT PLAN

This Amendment (this “Amendment”) to the Alliant Energy Defined Contribution Supplemental Retirement Plan, effective as of January 1, 2006 (as amended, amended and restated or otherwise modified from time to time, the “Plan”), is made by the Compensation and Personnel Committee of the Board of Directors (the “Plan Administrator”) of ALLIANT ENERGY CORPORATION (the “Company”), effective as of March 12, 2014. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.

WHEREAS, the Plan Administrator has determined that it is in the best interests of the Company and the participants of the Plan that the Plan’s vesting rules be simplified and investment credit benchmark fund be changed; and

WHEREAS, the Plan Administrator now desires to amend the Plan as provided below.

NOW, THEREFORE, pursuant to Article 8 of the Plan, the Plan Administrator amends the Plan as follows:

Section 1. Amendment:

The first sentence of Section 2.14 first sentence is hereby deleted and replaced with the following:

The Participant’s Separation from Service after the Participant has at least 5 years of Continuous SRP Employment and has attained age 55.

3. Section 4.1(b) is hereby deleted and replaced with the following:

        (b) As of each December 31, the account shall be credited with the positive or negative deemed investment return on the balance of the account at the beginning of the calendar year less any distributions during the year, based on the calendar year’s investment results for the S&P 500 index fund included in the Mutual Fund Account under the Alliant Energy Deferred Compensation Plan; and

Section 2. Effect of Amendment: On and after the effectiveness of this Amendment, each reference in the Plan to “this Plan,” “hereunder,” “hereof” or words of like import referring to the Plan, shall mean and be a reference to the Plan, as amended by this Amendment. Except as amended hereby, the Plan continues and shall remain in full force and effect in all respects.